UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2020

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.01	Entry into a Material Definitive Agreement

On December, 4, 2020 (the “Amendment Date”), CytoSorbents Corporation, a Delaware corporation (the “Company”), along with CytoSorbents Medical, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“CytoSorbents Medical” and, together with the Company, the “Borrower”), entered into an amendment (the “Third Amendment”) to that certain Amended and Restated Loan and Security Agreement by and among the Borrower and Bridge Bank, a division of Western Alliance Bank, an Arizona corporation (the “Bank”), dated as of March 29, 2018, by and among the Borrower and the Bank (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”).

Under the Loan Agreement, together with the Third Amendment, the Bank has agreed to loan up to an aggregate of $30 million to the Borrower, to be disbursed in three tranches: (1) one tranche of $10 million (the “Term A Loan”), which was previously drawn-down and which the Company repaid in full on the Amendment Date, (2) a second tranche of $5 million (the “Term B Loan”), which was previously drawn-down and which the Company repaid in full on the Amendment Date (the “Term B Loan”), and (3) a third tranche of $15 million, which is available for the Company to draw down at its discretion at any time prior to December 4, 2021 (the “Term C Loan” and together with the Term A Loan and the Term B Loan, the “Term Loans”). After repayment, the Term Loans may not be re-borrowed.

Pursuant to the Amendment, the Term C Loan shall bear interest, on the outstanding daily balance thereof, at a floating rate of the Index Rate (as defined in the Amendment) on the last business date of the month that immediately precedes the month in which the interest will accrue plus 1.25%. The Amendment, together with the Loan Agreement, provides for a period of interest only payments on the Term C Loan until the amortization date, which is January 1, 2023 if the I/O Extension Event (as defined in the Amendment) does not occur or July 1, 2023 if the I/O Extension Event occurs. Following the amortization date, the Company must make equal monthly payments of principal and interest on the Term C Loan.

The Amendment also extends the maturity date for the Term Loans until December 1, 2024.

The foregoing is a summary of the material terms of the Amendment and does not purport to be complete. A copy of the Amendment is attached as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events

On December 10, 2020, the Company issued a press release announcing its entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to the Amended and Restated Loan and Security Agreement, dated December 4, 2020
99.1	CytoSorbents Corporation Press Release, dated December 10, 2020
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2020	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer